SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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|_|  Preliminary Proxy Statement

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     Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement

|X|  Definitive Additional Materials

|_|  Soliciting Material Pursuant toss.240.14a-12

                            THE GOLDFIELD CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                            The Goldfield Corporation
                           100 Rialto Place, Suite 500
                            Melbourne, Florida 32901

NEWS RELEASE                                   FOR IMMEDIATE RELEASE

                                                 For further information, call:
                                                 John Sottile
                                                 The Goldfield Corporation
                                                 (321) 724-1700


                   ISS RECOMMENDS THAT GOLDFIELD SHAREHOLDERS

                          VOTE FOR GOLDFIELD NOMINEES.



                          Finds performance exemplary.



MELBOURNE, Fla.--June 12, 2001--The Goldfield Corporation (AMEX: GV, www.goldfieldcorp.com) today announced that Institutional Shareholder Services
(ISS) recommended that Goldfield shareholders vote FOR management's slate of director nominees at the Company's Annual Meeting, scheduled to be held on June 19, 2001, rather than the dissident nominees proposed by an internet shareholder activist.

ISS is widely recognized as the nation's leading independent proxy advisory firm. Their recommendations are relied upon by institutional investors, mutual funds, and other fiduciaries.

In reaching its decision to recommend that Goldfield shareholders vote FOR the six nominees on Goldfield's slate, ISS noted in its report that: "The company's operational and stock performance have been exemplary, especially for a micro-cap company. Management has implemented a specific long-term strategy for the company to improve shareholder value." The report concluded that "it would be in the best interests of all shareholders for the company to 'stay the course.'"

John Sottile, President of Goldfield, said that "the ISS report was a comprehensive and accurate analysis of Goldfield which impartially answered all significant questions raised by the dissidents."

Although ISS recognized that appropriate safeguards can offset the need for cumulative voting, ISS concluded that it was not necessary to remove existing cumulative voting provisions.


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Goldfield is engaged in electrical construction operations, mining and real estate. Electrical construction includes the construction and maintenance of electric power lines and fiber optic communication systems. Mining operations include the mining of industrial minerals and construction aggregates.




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